EXHIBIT INDEX

1.18 Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 183 subaccounts dated October 29, 2003.

4.2       Form of Deferred Annuity Contract (form 272646).

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1      Consent of  Independent Auditors for American Express Innovations(SM).

10.2      Consent of  Independent Auditors for Evergreen Essential(SM) Variable
          Annuity.

10.3      Consent of Independent  Auditors for Evergreen New Solutions  Variable
          Annuity.

10.4 Consent of Independent Auditors for American Express Innovations(SM) Classic Variable Annuity.